UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana	47705-0868
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

Integra Bank Corporation (the “Company”) is revising the unaudited financial information for 2007 that it released on January 22, 2008. The revisions relate to (1) an other-than-temporary impairment (“OTTI”) charge on four Federal Home Loan Bank (Freddie Mac) securities and (2) the write off of expenses incurred during 2007 in connection with the proposed acquisition of Peoples Community Bancorp, Inc., which was terminated on January 31, 2008.

The OTTI charge totals $2.7 million pre-tax, and $1.7 million, after taxes. The Freddie Mac securities were rated investment grade at the time of purchase on various dates from 2000 through 2002, and are currently rated investment grade with ratings of AA- by S&P and Aa3 by Moody’s. The securities continue to perform according to their contractual terms and all dividend payments are current. The securities were and continue to be classified as available for sale with a total fair value of $10.0 million at December 31, 2007. The unrealized loss at December 31, 2007 was originally included as a component of accumulated other comprehensive income, which is included within shareholders’ equity.

The market value of the Freddie Mac securities declined by a total of $2.1 million during the fourth quarter of 2007, and has since increased by $1.2 million in 2008 (through February 21, 2008). Although the market value of the securities has increased it remains less than the original cost basis (less a $0.4 million charge taken in 2005). The Company decided to reclassify the unrealized mark-to-market loss on these securities as OTTI because it cannot objectively forecast a full recovery of the market value to the carrying value within the next fifteen months.

The merger-related expenses incurred in 2007 that have been written off totaled $0.6 million pre-tax, and $0.4 million, after taxes.

These changes reduce diluted earnings per share from $1.66 to $1.55. The Company expects to file its Annual Report on Form  10-K for the year ended December 31, 2007, including its audited financial statements, which will incorporate these revisions on or about March 13, 2008.

A summary of the financial information and ratios previously reported on January 22, 2008 as revised to reflect these changes is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

99(a) Revised unaudited financial information issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2008

INTEGRA BANK CORPORATION

By: /s/ Martin M. Zorn
       Martin M. Zorn
       Executive Vice President and
       Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No. 99(a)	Description Revised unaudited financial information issued by the Company